                                                                    Exhibit 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER (1)

Pursuant  to  18  U.S.C.  Section  1350,  as  created  by  Section  906  of  the
Sarbanes-Oxley  Act of  2002,  the  following  certification  is  being  made to accompany the Registrant's  Quarterly Report on Form 10-QSB for the period ended
September 30, 2004:

In connection with the Quarterly  Report of Horizon Wimba,  Inc. (the "Company")
on Form  10-QSB  for the  period  ended  September  30,  2004 as filed  with the
Securities and Exchange Commission on the date hereof (the "Report"),  I, Robert
L. Frome, Acting Chief Executive Officer of the Company, certify, pursuant to 18
U.S.C. ss. 1350,  adopted pursuant to Section 906 of the  Sarbanes-Oxley  Act of
2002 that to my knowledge:

(1) The Report fully complies with the  requirements of Section 13(a) or Section
15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) The  information  contained in the Report fairly  presents,  in all material respects, the financial condition and results of operations of the Company.

/s/ Robert L. Frome
----------------------------
Name:   Robert L Frome
Title:  Acting Chief Executive Officer and Acting Chief Financial Officer
Date:   November 19, 2004

(1) A signed original of this written statement required by Section 906 has been provided to Horizon Wimba,  Inc. and will be retained by Horizon Wimba, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section  1350 and is not  being  filed as part of the  Report  or as a  separate disclosure document.